Exhibit 99.3

Project EXCEL Call Script

Operator

Good morning, ladies and gentlemen. Thank you for standing by and welcome to the Legacy Acquisition Corp and Onyx Enterprises Int’l Corp conference call and webcast. Please note that Onyx owns, operates and does business as CARiD.com and will be referenced as such throughout this call. We appreciate everyone joining us today. The information discussed today is qualified in its entirety by the Form 8-K that has been filed today by Legacy Acquisition Corp and may be accessed on the SEC’s website, including the exhibits thereto. Please note that the press release issued this morning and related SEC documents can also be found on Legacy Acquisition Corp’s website at www.legacyacquisition.com and www.onyx.com.

The investor deck that will be presented as part of today’s discussion has been publicly filed with the SEC and posted on the Legacy Acquisition Corp website and CARiD.com website, where it is available for download. Please review the disclaimers included therein and refer to that as the guide for today’s call. For everyone on the phone, Legacy Acquisition Corp and CARiD will not be fielding any questions on today’s call.

Also, statements we make during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties, and other factors that could cause our actual results to differ from historical results and/or from our forecasts, including those set forth in Legacy Acquisition Corp’s Form 8-K filed today and the exhibits thereto. For more information, please refer to the risks, uncertainties, and other factors discussed in Legacy Acquisition Corp’s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements we make wherever they appear. You should carefully consider the risks, uncertainties, and other factors discussed in Legacy Acquisition Corp’s SEC filings. Do not place undue reliance on forward-looking statements, which we assume no responsibility for updating.

CARiD.com’s annual historical financial information is under audit by an external CPA firm under independent Public Company Accounting Oversight Board (“PCAOB”) standards and such annual historical financial information may be subject to change. Additionally, CARiD.com’s interim financial results discussed during this call reflect unaudited, non-GAAP financials and are potentially subject to further adjustment.

During this call we may discuss certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA margin. Please refer to the accompanying investor presentation for a description of these non-GAAP financial measures, as well as a reconciliation of some of such measures to their respective most directly comparable GAAP financial measures.

During this call we will also discuss the proposed business combination between Legacy Acquisition Corp and CARiD. You are strongly advised to read, when available, Legacy’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K containing the business combination agreement for the transaction, its information statement with respect to the business combination and related transactions, the proxy statement with respect to the solicitation of consents for the warrant amendments, a tender offer statement with respect to the redemption of Legacy’s Class A common stock through a cash tender offer, or statements to be used in connection with the foregoing transactions, because these documents will contain important information about the business combination and related transactions and the participants’ interest in such transactions. These documents can be obtained, without charge, by accessing Legacy Acquisition Corp’s website at www.legacyacquisition.com.

Hosting today’s call are Darryl McCall, President & Chief Operating Officer of Legacy Acquisition Corp, and Nino Ciappina, operating as Chief Executive of CARiD.

I will now turn the call over to Darryl McCall. Please go ahead, sir.

Darryl McCall

Good morning, everyone. We are very excited to announce that Legacy Acquisition Corp has entered into a business combination agreement to combine our public company with Onyx, the owner and operator of CARiD.com, a leading digital commerce platform for the automotive aftermarket along with other verticals such as MOTORCYCLEiD, TRUCKiD and BOATiD. Upon the closing of the transaction, Legacy will change its name to PARTS iD, Inc.

We believe CARiD is the best kept secret in automotive today. The company addresses a huge multibillion-dollar market and has developed a distinctive online platform that uses proprietary algorithms to provide shoppers with a rewarding and accurate discovery experience in a traditionally complex market. This technology enables the most accurate “parts look up” e-commerce application in the market today and is CARiD’s secret sauce, creating a compelling value proposition.

The company is growing rapidly and COVID-19 has accelerated its growth and expanded its customer base which should benefit the company over the long term.

I'm going to turn the call over to Nino Ciappina, who is operating as the Chief Executive of CARiD. He’s going to go through CARiD’s unique positioning in the U.S. automotive aftermarket and discuss our strategy for future growth.

We believe CARiD has superior operating metrics and a capital efficient approach that results in significant cash flow. And when Nino goes through the deal structure and valuation, you will see that CARiD will initially be valued at a significant discount to CarParts.com, and virtually all other e-commerce comparables.

The Company has a strong and visionary management team which has prepared it to go public and to be scaled as the leader within automotive parts and across several other vertical markets. With that, let me turn it over to, Nino.

Nino Ciappina

Thank you, Darryl, and good morning, everyone.

I am excited to be here and share some of the key highlights of this value-added combination. Together our companies will be able to realize CARiD’s vision to build the leading tech-enabled digital commerce platform focused on transforming the auto aftermarket parts industry. CARiD is at its core, first a technology, data and information platform that enables and facilitates digital commerce as opposed to a pure e-commerce retailer. This is visible in the deep technology platform that CARiD has built that integrates software engineering with catalog management and development, data intelligence, mining and analytics and user interface development that utilizes distinctive rules-based fitment software capabilities. CARiD was built to handle the ever-growing needs for product and parts data. We utilize best-of-breed computational and software engineering techniques, including Bayesian classification, to enhance and improve data records and product information and to deliver the compelling user experience that customers have come to expect and depend on.

I wanted to start by reviewing five key highlights about CARiD, while at the same time explaining what separates CARiD from the competition.

First, the automotive market is large and growing and CARiD is ideally positioned to capitalize on the surge in ecommerce adoption. The US automotive aftermarket is supported by an increase in the average vehicle age and an increase in the number of vehicles on the road. We believe this attractive backdrop should fuel continued growth and CARiD is optimally positioned to take share due to its differentiated technology, product data and strong consumer engagement. Furthermore, our propriety fitment data and technology infrastructure can be scaled to solve the fitment challenges of buying parts and accessories in other complex verticals.

Secondly, our tech-enabled digital platform is focused on transforming the automotive aftermarket parts industry. Our distinctive technology provides accurate fitment data which enables a successful auto parts experience for the consumer. Unlike any other product category, the success or failure of selling auto parts comes down to fitment data that sellers like us add to our product offerings. Fitment is the compatibility of each part and accessory to each specific vehicle year, make, model, engine type, trim and more that parts and accessories fit. Having fitment data that is accurate, complete and in the right format for each channel is crucial to a superior user experience and a successful customer transaction.

Our competitive edge is our ability to solve what is a traditionally a complex market, with a rewarding and accurate discovery experience for our consumers. For example, the CARiD platform is unique versus traditional ecommerce platforms due to our enhanced digital catalog, superior shopping experience, breadth of offerings, customer service, fulfillment capabilities and our scalability. Our unique model allows us to offer significantly more SKUs, drives increased average order value and higher customer satisfaction, ultimately building a more unique business versus traditional ecommerce retailing peers.

Third, our superior customer experience drives organic repeat sales. We’re changing how auto parts are purchased and that is resulting in enhanced customer experiences and repeat purchases. 35% of our revenue in 2019 was from repeat customers with an overall return rate of ~5%, significantly lower than the industry average of ~23%. These metrics support that we are not just a platform for processing e-commerce transactions, but rather a data driven engagement platform for discovery and inspiration. Customers can find, discover and buy complex products error-free with a seamless experience.

Fourth, we have a unique scalable platform that distinguishes us from the traditional ecommerce platforms. CARiD offers 17M+ SKUs powered by Big Data, 1,000+ product lines, 5,000 brands and 2,500 virtual shipping points using an inventory efficient model which is highly scalable. Importantly, our inventory-efficient business model has enabled us to scale our catalog size quickly and add new verticals, unlike traditional players like CarParts.com or AAP that have capital intensive businesses. We can test and add new product lines and brands quickly without tying up capital and worrying about inventory obsolescence. Our virtual model allows us to focus on what the consumer wants, including product and service, while our vendor partners manage fulfillment.

Fifth, we have strong financial performance with additional value streams ready to be unlocked. In fact, our decades plus investment in technology and data is the deepest competitive moat around our business. We have spent ten+ years building our platform and it is not easy to replicate. We expect to deliver $400+ million in revenue for 2020 with only $1 million in physically stocked inventory, while offering the consumer an unmatched selection and experience.

The business we have built is poised for growth with several drivers, starting with Product Cultivation within our core automotive product lines which we are working to capitalize on by developing new vendor relationships in large, key categories such as original equipment car parts. Furthermore, we have launched seven new verticals over the last two years – boating, motorcycle, recreation, power sports, RV/camper, semi-truck and tools – each of which supports our go-forward plans. Finally, private label presents an opportunity for us. While it is a small piece of our business today, there is work underway to grow it by gradually developing our existing lines, adding new lines under our existing in-house brands and introducing new brands for new product lines.

Our second strategic growth initiative is pricing optimization. Our analytics team has been developing more advanced pricing policies based on findings from recent price elasticity tests. These includes adjusting price to drive more volume and expand gross margin dollars. We are making investments in people and software to advance our efforts on this important front.

Shifting to Geographic Expansion, our third major growth driver. With our expansion into multiple verticals, we’ve proven that our existing technology structure can be applied to other industries. We are in the process of replicating the same playbook when it comes to opening new countries. This endeavor starts with a test in Canada in the coming years which will help establish our blueprint to accelerate international expansion in the years ahead.

Marketing, our fourth and final strategic growth initiative, consists of several different approaches to boost brand awareness and fuel increased retention. We are committed to shedding the distinction of being the “best kept secret” in the automotive parts business. In the past year we accelerated social media marketing to reach new consumers. More recently, we ran our first television commercial and are incorporating the learnings from this important milestone into our next TV spot due out later this year. We also have plans to develop a loyalty program aimed at increasing customer lifetime value by incentivizing customers to buy more and spend more across all our verticals. Our final strategy is capitalizing on personalization and CRM automation by leveraging our comprehensive data set to craft highly targeted consumer messages.

We’re pleased with our recent performance but believe we still have a significant runway for growth. Based on a number of assumptions reported in our presentation we project 2022 net revenue of $535M, a 23% CAGR from 2019. We remain focused on profitable growth and expect to generate $32M in adjusted EBITDA in 2022 versus $7M adjusted EBITDA in 2019, a 68% CAGR from 2019. The business is scalable and should leverage as there are minimal variable costs in technology and we expect margin expansion driven by operational initiatives. We are projecting a 6% adjusted EBITDA margin in 2022 vs 2.4% in 2019. The company has experienced significant momentum in 2020 with the change in consumer behavior due to COVID-19 and we believe is poised for continued growth post-COVID-19.

The proposed transaction implies an enterprise valuation for CARiD.com of $331.1 million, or a 0.7x EV / 2021E net revenue multiple, and 13.9x EV / 2021E Adjusted EBITDA multiple. Estimated cash proceeds from the transaction are expected to consist of Legacy’s $63.8 million of cash in trust less expenses and assuming no redemptions.

If you have one takeaway from today, it’s that CARiD has distinguished itself as a true disruptor in the auto aftermarket industry through its proprietary tech driven platform and experienced leadership team. We have a long runway ahead of us, fueled by our ability to provide consumers with rewarding and accurate discovery experiences, as well as our capital efficient model. We are inventory light, with virtual fulfillment and low capital requirements all of which reduces risk, increases product assortment and drives scalability. Becoming a public company is a tremendous milestone for CARiD, and I believe the combination of our two companies will create new synergies that will accelerate our performance.

Thank you for your time and attention today. If you have any questions regarding the presentation, please contact PARTSiDIR@icrinc.com.

Thank you again for joining today’s call.

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